Southwestern Life

INSURANCE COMPANY · DALLAS · SINCE 1903

Contract No. GPVA- 5008888 Contract Date: June 1, 1979

Contract Owner: ABC COMPANY

In consideration of the Contract Owner's application and of the payment of contributions as provided herein, Southwestern Life Insurance Company (a stock company herein called Southwestern) agrees, subject to all of the provisions of this contract, to make the payments hereinafter provided to the person or persons entitled to such payments.

The provisions on the following pages are a part of this contract.

In testimony whereof, Southwestern has caused this contract to be executed at its Home Office, 1807 Ross Avenue, Dallas, Texas 75201, as of the Contract Date.

COUNTERSIGNED

SPECIMEN SPECIMEN SPECIMEN

VICE PRESIDENT AND SECRETARY REGISTRAR PRESIDENT

Group Variable Annuity Contract
Active Life Fund in Separate Account
Individual Allocation
Nonparticipating

VAF

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT

TABLE OF CONTENTS

GPVA-2
A-5135

Page 2

SECTION I. DEFINITIONS

In this contract,

(1) "Plan" means the arrangement between the Contract Owner and certain employees of the Contract Owner under which the salary of each such employee is reduced and the amount of such reduction is applied to purchase annuity benefits for such employee.

(2) "Employee" means any person regularly employed on the faculty of ABC Company or on a full-time, permanent basis by the ABC Company.

(3) "Annuity Date" means the Contract Anniversary coincident with or next following a participant's 65th birthday, or the fifth Contract Anniversary following the date he becomes a participant, whichever is later.

(4) "Contract Anniversary" means June 1, 1980 and the same day of each year thereafter.

(5) "Contract Year" means a period commencing on the Contract Date or on any Contract Anniversary and continuing until the next succeeding Contract Anniversary.

(6) "Contract Month" means a period commencing on the first day of any calendar month and continuing until the same day in the next succeeding calendar month.

(7) "Participant" means an employee for whom an application has been submitted and for whom a contribution has been made.

(8) "Annuitant" means a Participant who is receiving annuity payments under this contract.

(9) "Separate Account" means those assets of Southwestern in a segregated investment account entitled "Variable Annuity Fund I of Southwestern Life" established by Southwestern for this class of contracts.

(10) "General Account" means all assets of Southwestern which are not allocated to and made a part of the Separate Account or any other segregated account established by Southwestern.

(11) "Individual Account" means the sum of the accumulation units credited to a Participant.

SECTION 2. GENERAL PROVISIONS

1. All Contributions To Be Used For Participants

All contributions hereunder shall be used as provided herein for the exclusive benefit of the Participants or their beneficiaries. In no event shall any contribution hereunder ever be returned to the Contract Owner nor shall any credits or refunds accruing hereunder ever revert to the Contract Owner.

2. Beneficiary

A Participant shall have the sole right to designate the beneficiary to receive any death benefit which may become payable hereunder. Such designation will be recorded in the records maintained for this contract by Southwestern. A Participant may at any time and from time to time have any designated beneficiary, other than the beneficiary under Annuity Form 4, changed by filing written notice of the change with Southwestern. The change will take effect only when it is received by Southwestern, but when so received, such change will be considered effective as of the date of the notice of change, whether or not the Participant is living at the time of such receipt, subject to any payment made or other action taken by Southwestern prior to such receipt.

If on the death of a Participant no beneficiary designated by the Participant is living, or if no beneficiary has been designated, any death benefit which may become payable hereunder will be paid to the executors or administrators of the Participant.

3. Certificates For Participants

Southwestern will issue to the Contract Owner for delivery to each Participant an individual certificate setting forth a statement as to his benefits hereunder and as to the beneficiary who is to receive any death benefit which may become payable hereunder. At least twice during each Contract Year, Southwestern will furnish each Participant hereunder a statement of the investments held in the Separate Account and a statement of the number of units credited to him under this contract in the Separate Account and the dollar value of each unit as of a date not more than four months prior to the date such statement is mailed.

4. Discontinuance of Contributions

The Contract Owner may discontinue contributions under this contract as of the first day of any Contract Month by mailing written notice to Southwestern before such date.

If during the twelve-month period immediately preceding any Contract Anniversary the number of Participants for whom contributions are made under this contract is less than 10, or if the Contract Owner shall have failed to remit to Southwestern all of the Contributions required by the Plan, Southwestern, by mailing, at least 31 days before such Contract Anniversary, written notice to the Contract Owner at its last address according to Southwestern's records, may decline to accept any and all contributions on or after such Contract Anniversary.

The exercise of this provision by the Contract Owner or Southwestern shall in no way affect or impair the accumulation or annuity units previously credited to any Participant hereunder.

5. Entire Contract

This contract and the application of the Contract Owner, a copy of which is attached and made a part hereof, constitute the entire agreement between the parties. All statements made by the Contract Owner or by a Participant will be deemed representations and not warranties, and no statement made by any person covered hereunder will be used in any contest unless a copy of the application containing such statement is or has been furnished to such person or his beneficiary.

No change or modification of this contract or waiver of its conditions can be made or will be valid unless made in writing and signed by the President, a Vice President, Secretary, Second Vice President, Actuary, Assistant Actuary, or Assistant Secretary of Southwestern.

6. Evidence of Survival

When a payment hereunder is contingent upon the survival of any person, evidence of such person's survival must be furnished either by personal endorsement of check drawn for said payment or otherwise to the satisfaction of Southwestern.

7. Incontestability

This contract shall be incontestable after one year from the Contract Date.

8. Information To Be Furnished

The Contract Owner will furnish Southwestern such information as Southwestern may require to enable it to carry out the provisions of this contract.

9. Instruments In Writing Required

All notices required to be furnished Southwestern under the terms of the contract and all elections made under this contract shall be furnished in writing to Southwestern at its Home Office in Dallas, Texas, and Southwestern shall not be bound by any notice or election made in any other manner.

10. Limitations and Exemptions

It is hereby agreed that a Participant or beneficiary hereunder shall have no right to assign, transfer, hypothecate, encumber, commute or anticipate his interest in any payment or benefits under this contract, other than as authorized by the terms of this contract, and unless specifically provided otherwise by Federal laws or the laws of any state having jurisdiction in the premises, such payments or benefits shall not in any way be subject to any legal process to levy upon, garnishee or attach the same for payment of any claim against any Participant or beneficiary.

11. Misstatement of Age or Sex

If the date of birth or sex of any person on whose life any payment is based hereunder has been misstated, any amount payable under this contract with respect to such person shall be such as the value of the Participant's Individual Account would have purchased based on the correct date of birth and sex. If annuity payments are being made, underpayments by Southwestern will be added to and overpayments will be charged against annuity payments thereafter becoming due.

12. Gender

Pronouns of masculine gender refer to persons of either sex.

13. **Right to Change Contract**

This contract may be changed at any time by agreement between Southwestern and the Contract Owner. Any such change will not, however, adversely affect accumulation units or annuity units credited to Participants or Annuitants prior thereto unless it is deemed advisable to make such change of retroactive effect in order to meet the requirement of any law or regulation issued by any governmental agency or unless such Participants or Annuitants consent thereto.

Southwestern may not make any unilateral change in this contract prior to the fifth contract anniversary hereof, except any change may be made that is required in order to make this contract conform with any law or regulation issued by any governmental agency. On such fifth contract anniversary or on any later contract anniversary Southwestern may change the amount of deductions from contributions, any factor used in determining accumulation or annuity unit values, any factor used to determine the amount of any annuity payment, or any factor used in connection with any death benefit settlement option. Any such change will not adversely affect accumulation or annuity units credited before the effective date of such change. At least 90 days' notice of any such change shall be given to the Contract Owner. Notice of any such change shall be given to each Participant and Annuitant.

14. **Relation of This Contract To The General Account and the Separate Account**

Southwestern shall have exclusive and absolute ownership and control of the assets of both the General Account and the Separate Account. Southwestern's method of determining the value of accumulation and annuity units will be conclusive upon the Contract Owner, each Participant, and any beneficiary.

15. **Voting Rights**

The Contract Owner shall have the right to cast the votes attributable to this contract at the meetings of contract owners.

16. **Experience Rating**

Southwestern, in its sole discretion, may allow experience rating credits with respect to this contract

under its then current experience rating plan. Such credits, if any, will be applied without deduction of any amount for sales or administrative expenses to provide additional accumulation or annuity units, as applicable.

17. **Transfers between the General Account and the Separate Account**

Southwestern will when necessary transfer from the General Account to the Separate Account such amounts as may be required to carry out the guarantees contained in this contract as to expense and mortality results. However, no such transfer shall be made, and Southwestern does not obligate itself to make any such transfer, which would result in an impairment of the statutory reserves of Southwestern, and this guarantee is accordingly limited. The limitation on this guarantee applies at all times, even in the event of receivership.

If at any time the assets of the Separate Account exceed the liabilities of the Separate Account, Southwestern may transfer all or any portion of such excess to the General Account.

18. **Application of Laws and Regulations**

Except as superior law may exclude, any provision of this contract which is in conflict or not in accordance with the laws and requirements of the jurisdiction in which the Contract Owner resides at the time of the execution of the contract is subject to the requirements of such laws and regulations. This contract is further subject to the inclusion of any contract provision required by law or regulation which may have been omitted.

The Separate Account applicable to and identified with this contract is divisible for various purposes in respect of regulation and compliance with law, including divisibility as it is applicable to any functions arising from the provisions of this contract or provisions of law and regulation.

Variations in values or cost of accumulative units or the amount of contributions or benefits applied to the investment portfolio are or will be made to effect requirements of law or regulation.

SECTION 3. CONTRIBUTIONS

1. Payment of Contributions

All contributions required by the Plan shall be paid by the Contract Owner directly to Southwestern at its Home Office in Dallas, Texas.

2. Application of Contributions

A deduction totaling 6¼% plus any applicable premium taxes shall be made by Southwestern from each contribution received. The remaining net contribution shall be applied to the Separate Account by Southwestern as of the date on which the contribution is received at its Home Office in Dallas, Texas, to provide accumulation units.

The number of accumulation units provided and credited to the Participant's Individual Account shall be determined by dividing the net contribution applicable to that Participant by the dollar value of one accumulation unit for such date. The number of accumulation units so determined will not be affected by any subsequent change in the dollar value of an accumulation unit. The dollar value of an accumulation unit may vary from date to date.

3. Active Life Fund

An Active Life Fund shall be maintained by Southwestern with respect to this contract, which shall at any time consist of the sum of all Participants' Individual Accounts. At least twice during each Contract Year, Southwestern will furnish the Contract Owner a statement of the investments held in the Separate Account and a statement of the number of accumulation units in the Active Life Fund and the dollar value of each such unit as of a date not more than four months prior to the date such statement is mailed.

SECTION 4. VALUATION

1. Determination of Values

The value of the Separate Account and of accumulation and annuity units will be determined daily as provided herein.

2. Investment Rates and Investment Factors

(1) The gross investment rate for any date is equal to (a) divided by (b) where (a) is the Separate Account's investment income for such date, plus realized and unrealized capital gains for such date, minus an amount not greater than the sum of

(i) the Separate Account's realized and unrealized capital losses for such date,

(ii) an amount for any applicable taxes arising from income and realized and unrealized capital gains on the Separate Account or otherwise from the existence of the Separate Account,

(iii) an amount for fees and expenses of audit of the Separate Account, and

(iv) an amount for compensation and expenses of the members of the Board of Managers and employees of the Separate Account who are not affiliated persons of Southwestern;

and (b) is the value of the Separate Account for the immediately preceding date adjusted by amounts added to or subtracted from the Separate Account on such date. Such gross investment rate may be either positive or negative.

(2) The net investment rate for any date is equal to the gross investment rate expressed in decimal form less a deduction of .0000363.

(3) The net investment factor for any date is the sum of 1.0000000 plus the net investment rate for such date.

3. Accumulation Unit Value

The value of an accumulation unit was established at $1.000000 on April 10, 1968. The value of an accumulation unit for any date thereafter is determined by multiplying the accumulation unit value for the immediately preceding date by the net investment factor for the then current date.

4. Annuity Unit Value

The value of a fixed annuity unit is $1.000000. The value of a variable annuity unit applicable to annuity forms based on an interest assumption of 3½% per annum was established at $1.000000 on April 18, 1968.

The value of such variable annuity unit for any date thereafter is determined by multiplying the value of such variable annuity unit for the immediately preceding date by the product of (a) .999906 and (b) the net investment factor for the date for which the value is being calculated.

5. Valuation of Assets

The value of the Separate Account for any date shall be the sum of

(1) the cash held therein,

(2) the total market value for securities held therein which are traded on an organized exchange, valued at the last available closing price on such date,

(3) the total market value for securities held therein which are traded over the counter, valued at the last available bid price on such date, and

(4) the fair market value of all other property held therein,

minus the liabilities of the Separate Account.

SECTION 5. ANNUITY BENEFITS

1. Election of Annuity

A Participant may elect a variable annuity payable from the Separate Account or a fixed annuity payable from the General Account in accordance with one of the annuity forms set forth in Subsection 2 of this Section, or a combination thereof, and such annuity will begin on the date stated in such election. Such date may be either before, on or after his Annuity Date, as defined in this contract, but must be at least 30 days after the date such notice is received by Southwestern. In the absence of receipt by Southwestern of an election at least 30 days prior to his Annuity Date, a variable annuity on Annuity Form 2 with payments guaranteed for 10 years, beginning on his Annuity Date, will be provided automatically. Each annuity payment will be payable on the first business day following the due date of such payment.

2. Annuity Forms

(1) *ANNUITY FORM 1.* A monthly life annuity terminating with the last monthly payment due prior to the Annuitant's death.

(2) *ANNUITY FORM 2.* A monthly life annuity with the provision that if the Annuitant should die before having received payments for 5, 10, 15, or 20 years, then the payments for the remainder of the selected period will be continued to the Annuitant's beneficiary, unless before receiving the first such payment the beneficiary should elect to have the commuted value of such remaining payments, based on the dollar amount of the last payment made and interest at the rate of 3½% per annum, compounded annually, paid in one sum.

(3) *ANNUITY FORM 3.* A monthly life annuity terminating with the last payment due prior to the Annuitant's death, except that, at the death of the Annuitant, the beneficiary, if living, otherwise the executors or administrators of the Annuitant, will receive a lump sum payment of the dollar value as of the date of the Annuitant's death of the number of annuity units equal to the excess, if any, of (a) over (b) where (a) is the total amount applied under this annuity form divided by the annuity unit value for the due date of the Annuitant's first annuity payment and (b) is the number of annuity units represented by each payment multiplied by the number of payments made.

(4) *ANNUITY FORM 4.* A joint life and survivor annuity under which monthly payments will be made for 10 years and so long thereafter as either the Annuitant or his beneficiary shall live. This annuity form will not be available where more than one beneficiary is designated nor unless the designated beneficiary is a natural person.

If Annuity Form 2 or 4 has been elected and the Annuitant and the beneficiary both die before payment has been made for the guaranteed period, then the commuted value of the payments for the remainder of the guaranteed period, based on the dollar amount of the last payment made and interest at the rate of 3½% per annum, compounded annually, will be paid to the executors or administrators of the last to die of the Annuitant and the beneficiary.

3. Additional Methods of Settlement

An optional method of settlement in lieu of those specified in Subsection 2 of this Section may be arranged through agreement between the Participant and Southwestern.

4. Variable Annuity

A variable annuity is an annuity payable from the Separate Account with payments varying in amount in accordance with the net investment results of the Separate Account. The dollar amount of such payments may increase or decrease. The number of variable annuity units is determined by dividing the first variable annuity payment by the variable annuity value for the due date of the first annuity payment. The number of such annuity units remains fixed during the annuity payment period.

The dollar amount of the first variable annuity payment is determined in accordance with Subsection 6 of this Section. The dollar amount of each variable annuity payment after the first is determined by multiplying the number of variable annuity units by the variable annuity unit value for the date on which the payment is due.

Southwestern guarantees that its actual expense and actual mortality results will not adversely affect the dollar amounts of variable annuity payments or other contractual payments or values provided hereunder.

The variable annuity payments provided hereunder are funded solely from the Separate Account of which they are an obligation and, except to the extent of transfers as specifically provided in Subsection 17 of Section 2, shall have no claim against any other assets of Southwestern.

5. **Fixed Annuity**

A fixed annuity is an annuity payable from the General Account with payments remaining fixed as to dollar amount throughout the payment period. The number of annuity units is determined when payments commence, and the value of a fixed annuity unit is always $1.000000.

Each fixed annuity payment during the guaranteed period under Annuity Form 2 or 4 will be increased by such amounts, if any, as may be apportioned thereto by Southwestern, in its sole discretion, from its surplus interest earnings.

6. **Amount of First Payment**

For the purpose of determining the amount of his first annuity payment, the value of a Participant's Individual Account is determined by multiplying the value of an accumulation unit for the due date of the first annuity payment by the number of accumulation units credited to his Individual Account on such due date.

The tables attached to this contract entitled Single Life Annuity and Joint Life and Survivor Annuity show the dollar amount of the first monthly payment which can be purchased under each annuity form with each $1,000 of value in the Participant's Individual Account. The amount of the first monthly payment varies according to the annuity form elected, the sex and age of the Participant and beneficiary, if applicable, and the value of the Participant's Individual Account, less any applicable premium taxes not previously deducted.

In lieu of a life annuity with a first monthly payment in the amount otherwise provided under this contract, the Participant may, prior to the due date of the first annuity payment, elect an annuity with a first monthly payment in the amount which can be provided by a single premium annuity contract of the same type, if any, then being issued by Southwestern at its then applicable published rates in consideration of a single premium equal to 103% of the amount which would otherwise be applied to determine the first monthly payment. In the event of such election, the commuted values in connection with such annuity will be determined on the basis of the interest rate used to determine the net single premium for such published rates, and the variable annuity unit values in connection with such annuity will be those applicable to such interest rate.

SECTION 6. DEATH BENEFIT

1. Amount of Death Benefit

Upon receipt by Southwestern at its Home Office in Dallas, Texas, of proof satisfactory to Southwestern of a Participant's death prior to the due date of his first annuity payment, Southwestern will pay to such Participant's designated beneficiary the dollar value of the Participant's Individual Account as of the date on which such proof of death is so received by Southwestern.

2. Settlement Options

(i) A Participant may elect to have any death benefit paid to his designated beneficiary according to one of the following options and as hereinafter provided. If a Participant has not made an election prior to his death, then his beneficiary may so elect. Any death benefit which becomes payable under this Subsection will be transferred from the Separate Account to the General Account and the applicable payments will be made from the General Account.

OPTION 1. Paid as a monthly income for a specified number of years, not more than 50, the amount of each payment to be determined from the attached table, entitled Option 1 For Beneficiary.

OPTION 2. Used to provide monthly payments for a guaranteed period of 5, 10, 15, or 20 years, and so long thereafter as the beneficiary may live, the amount of each payment to be determined from the attached table, entitled Option 2 For Beneficiary, depending upon the age of the beneficiary on the due date of the first payment, the sex of the beneficiary and the guaranteed period selected.

OPTION 3. Paid in installments of specified amounts until the death benefit with interest at the rate of 3% per annum, compounded annually, has been paid.

OPTION 4. Have the payment of all or a portion of the death benefit deferred for a specified period of time, not more than 50 years, during which period interest on the death benefit so deferred, at the rate of 2½% per annum, compounded annually, will be added thereto or paid as it accrues, as elected in the request for payment in accordance with this option; provided, however, that such interest will not be paid other than annually unless the amount of each payment equals or exceeds $20. Upon termination of the period of deferment, payment will be made in one sum or in the manner provided in Option 1, 2, 3, or 5 of this Subsection, as may be specified in the request for payment in accordance with this option.

OPTION 5. Have the death benefit used to provide monthly payments for two beneficiaries for a period of 10 years and so long thereafter as either of said beneficiaries shall live. This option will be available only where there are two beneficiaries, both of whom are natural persons. The amount of each payment will be determined by the sex and age of each beneficiary on the due date of the first payment and will be quoted by Southwestern upon request.

(2) The foregoing options will not be available if the total death benefit is less than $2,000. Installment payments of less than $20 each will not be made.

(3) Annual, semi-annual or quarterly payments may be elected in lieu of monthly payments under Option 1, 2, or 5 of this Subsection, and the amount of such payments will be quoted by Southwestern upon request.

(4) If settlement under Option 1 or 2 has been elected and the beneficiary, having survived the Participant, dies before payment has been made for the guaranteed period, then the commuted value of the payments for the remainder of the guaranteed period, computed on the basis of interest at the rate of 3% per annum, compounded annually, for Option 1, and at the rate of 3½% per annum, compounded annually, for Option 2, will be paid to the executors or administrators of such beneficiary.

If settlement in accordance with Option 3 or 4 has been elected and the beneficiary, having survived the Participant, dies before the death benefit with interest has been paid, the unpaid portion of such death benefit with accumulated interest thereon, if any, will be paid to the executors or administrators of such beneficiary. If settlement under Option 5 has been elected and if both beneficiaries, having survived the Participant, die before payment has been made for the guaranteed period, then the commuted value of the payments for the remainder of the guaranteed period, computed on the basis of interest at the rate of 3½% per annum, compounded annually, will be paid to the executors or administrators of the last beneficiary to die.

(5) Each interest credit or payment under Option 1, 3, or 4 and each payment during the guaranteed period under Option 2 or 5 will be increased by such amounts, if any, as may be apportioned thereto by Southwestern, in its sole discretion, from its surplus interest earnings.

3. Alternate Life Income

If any death benefit becomes payable under either Option 2 or 5 of Subsection 2 of this Section, then in lieu of the monthly payments in the amount otherwise provided under this contract, the beneficiary may, prior to the date the first payment is made, elect monthly payments in the amount which can be provided by a single premium fixed annuity contract of the same type, if any, then being issued by Southwestern at its then applicable published rates in consideration of a single premium equal to 103% of the death benefit which would otherwise be used to provide the monthly payments. In the event of such election, the commuted values will be determined on the basis of the interest rate used to determine the net single premium for such rates.

SECTION 7. TERMINATION OPTIONS

In lieu of all other benefits a Participant may elect to surrender his Individual Account prior to commencement of annuity payments and receive the value of his Individual Account, on the date Southwestern receives such election, in one of the following forms:

(1) The Participant may elect to receive a cash payment to be made within 7 days, plus any period of extension under applicable Federal laws, rules and regulations governing the redemption of variable annuities, after Southwestern receives such election, in an amount equal to the value of his Individual Account.

(2) The Participant may elect to convert the value of his Individual Account to an individual deferred annuity contract. Such conversion will be made, and the provisions of such contract will be, in accordance with the rules of Southwestern which are in effect with respect to such annuity contracts at the time the application for such contract is made to Southwestern.

(3) If the Participant becomes an employee of another employer which has a contract of this same type then in force with Southwestern, such Participant may elect, subject to approval by Southwestern and his new employer, to transfer the value of his Individual Account to such contract.

GPVA-10
B-5149

SECTION 7. TERMINATION OPTIONS

In lieu of all other benefits a Participant may, with the joinder of the Contract Owner, elect to surrender his Individual Account prior to commencement of annuity payments and receive the value of his Individual Account, on the date Southwestern receives such election, in one of the following forms:

(1) The Participant may elect to receive a cash payment to be made within 7 days, plus any period of extension under applicable Federal laws, rules and regulations governing the redemption of variable annuities, after Southwestern receives such election, in an amount equal to the value of his Individual Account.

(2) The Participant may elect to convert the value of his Individual Account to an individual deferred annuity contract. Such conversion will be made, and the provisions of such contract will be, in accordance with the rules of Southwestern which are in effect with respect to such annuity contracts at the time the application for such contract is made to Southwestern.

(3) If the Participant becomes an employee of another employer which has a contract of this same type then in force with Southwestern, such Participant may elect, subject to approval by Southwestern and his new employer, to transfer the value of his Individual Account to such contract.

SINGLE LIFE ANNUITY

Dollar Amount of the First Monthly Payment Which Is Purchased With Each $1,000 of Value Applied							
AGE*		ANNUITY FORM 1	ANNUITY FORM 2				ANNUITY FORM 3
MALE	FEMALE	LIFE WITH NO GUARANTEE	5 YEARS AND LIFE THEREAFTER	10 YEARS AND LIFE THEREAFTER	15 YEARS AND LIFE THEREAFTER	20 YEARS AND LIFE THEREAFTER	UNIT REFUND
50	55	$ 5.06	$ 5.04	$ 4.97	$ 4.85	$ 4.70	$ 4.73
51	56	5.17	5.14	5.07	4.94	4.76	4.81
52	57	5.28	5.25	5.17	5.02	4.82	4.89
53	58	5.40	5.37	5.27	5.11	4.89	4.98
54	59	5.53	5.49	5.38	5.20	4.95	5.07
55	60	5.67	5.62	5.50	5.29	5.01	5.17
56	61	5.81	5.76	5.62	5.38	5.08	5.27
57	62	5.96	5.91	5.74	5.48	5.14	5.37
58	63	6.13	6.06	5.88	5.58	5.20	5.48
59	64	6.30	6.23	6.01	5.68	5.26	5.60
60	65	6.49	6.41	6.16	5.78	5.31	5.73
61	66	6.69	6.60	6.31	5.88	5.37	5.86
62	67	6.91	6.80	6.47	5.98	5.42	5.99
63	68	7.14	7.01	6.63	6.08	5.46	6.14
64	69	7.39	7.24	6.80	6.18	5.51	6.29
65	70	7.66	7.48	6.97	6.27	5.55	6.45
66	71	7.95	7.73	7.14	6.36	5.58	6.62
67	72	8.26	8.00	7.32	6.45	5.61	6.80
68	73	8.58	8.28	7.50	6.53	5.64	6.99
69	74	8.94	8.58	7.68	6.61	5.66	7.19
70	75	9.32	8.90	7.86	6.68	5.68	7.40
71	76	9.74	9.24	8.04	6.74	5.70	7.62
72	77	10.19	9.59	8.22	6.80	5.71	7.85
73	78	10.67	9.96	8.38	6.85	5.72	8.10
74	79	11.19	10.34	8.54	6.89	5.73	8.36
75	80	11.75	10.73	8.70	6.93	5.74	8.62

Dollar amounts of the first monthly payments for ages not shown in this table will be calculated on the same basis as those shown and may be obtained from Southwestern.

The amounts shown in this table are based on the Group Annuity Table for 1951 for Male Lives, projected to 1962 by Projection Scale C and with interest at the rate of 3½% per annum.

*IF A FIXED ANNUITY IS ELECTED, THE PARTICIPANT'S AGE WILL BE HIS ACTUAL AGE LAST BIRTHDAY ON THE DUE DATE OF HIS FIRST ANNUITY PAYMENT.

*IF A VARIABLE ANNUITY IS ELECTED, THE PARTICIPANT'S AGE WILL BE HIS ACTUAL AGE LAST BIRTHDAY ON THE DUE DATE OF HIS FIRST ANNUITY PAYMENT ADJUSTED IN THE FOLLOWING MANNER:

Calendar Year of Birth	Before 1900	1900-1919	1920-1939	1940-1959	1960-1979
Adjusted Age is Actual Age	Plus 1	Plus 0	Minus 1	Minus 2	Minus 3

JOINT LIFE AND SURVIVOR ANNUITY

Annuity Form 4

Dollar Amount of the First Monthly Payment Which Is Purchased With Each $1,000 of Value Applied

Age* Male	50	51	52	53	54	55	56	57
Age* Female	**55**	**56**	**57**	**58**	**59**	**60**	**61**	**62**
M 50 / F 55	$4.35	$4.39	$4.42	$4.45	$4.48	$4.52	$4.55	$4.58
51 / 56	4.39	4.42	4.46	4.49	4.53	4.56	4.60	4.63
52 / 57	4.42	4.46	4.50	4.54	4.57	4.61	4.65	4.68
53 / 58	4.45	4.49	4.54	4.58	4.62	4.66	4.69	4.73
54 / 59	4.48	4.53	4.57	4.62	4.66	4.70	4.74	4.78
55 / 60	4.52	4.56	4.61	4.66	4.70	4.75	4.79	4.84
56 / 61	4.55	4.60	4.65	4.69	4.74	4.79	4.84	4.89
57 / 62	4.58	4.63	4.68	4.73	4.78	4.84	4.89	4.94
58 / 63	4.60	4.66	4.71	4.77	4.82	4.88	4.94	4.99
59 / 64	4.63	4.69	4.75	4.81	4.86	4.92	4.98	5.04
60 / 65	4.66	4.72	4.78	4.84	4.90	4.97	5.03	5.09
61 / 66	4.68	4.75	4.81	4.88	4.94	5.01	5.07	5.14
62 / 67	4.71	4.78	4.84	4.91	4.98	5.05	5.12	5.19
63 / 68	4.73	4.80	4.87	4.94	5.01	5.09	5.16	5.24
64 / 69	4.76	4.83	4.90	4.97	5.05	5.12	5.20	5.28
65 / 70	4.78	4.85	4.93	5.00	5.08	5.16	5.24	5.32
66 / 71	4.80	4.87	4.95	5.03	5.11	5.19	5.28	5.37
67 / 72	4.82	4.89	4.97	5.06	5.14	5.23	5.31	5.41
68 / 73	4.84	4.91	5.00	5.08	5.17	5.26	5.35	5.44
69 / 74	4.85	4.93	5.02	5.10	5.19	5.29	5.38	5.48
70 / 75	4.87	4.95	5.04	5.12	5.22	5.31	5.41	5.51

Age* Male	58	59	60	61	62	63	64	65
Age* Female	**63**	**64**	**65**	**66**	**67**	**68**	**69**	**70**
M 50 / F 55	$4.60	$4.63	$4.66	$4.68	$4.72	$4.73	$4.76	$4.78
51 / 56	4.66	4.69	4.72	4.75	4.78	4.80	4.83	4.85
52 / 57	4.71	4.75	4.78	4.81	4.84	4.87	4.90	4.93
53 / 58	4.77	4.81	4.84	4.88	4.91	4.94	4.97	5.00
54 / 59	4.82	4.86	4.90	4.94	4.98	5.01	5.05	5.08
55 / 60	4.88	4.92	4.97	5.01	5.05	5.09	5.12	5.16
56 / 61	4.94	4.98	5.03	5.07	5.12	5.16	5.20	5.24
57 / 62	4.99	5.04	5.09	5.14	5.19	5.24	5.28	5.32
58 / 63	5.05	5.10	5.15	5.21	5.26	5.31	5.36	5.41
59 / 64	5.10	5.16	5.22	5.28	5.33	5.39	5.44	5.49
60 / 65	5.15	5.22	5.28	5.34	5.40	5.47	5.52	5.58
61 / 66	5.21	5.28	5.34	5.41	5.48	5.54	5.61	5.67
62 / 67	5.26	5.33	5.40	5.48	5.55	5.62	5.69	5.78
63 / 68	5.31	5.39	5.47	5.54	5.62	5.70	5.77	5.84
64 / 69	5.36	5.44	5.52	5.61	5.69	5.77	5.85	5.93
65 / 70	5.41	5.49	5.58	5.67	5.76	5.84	5.93	6.02
66 / 71	5.45	5.55	5.64	5.73	5.82	5.92	6.01	6.10
67 / 72	5.50	5.59	5.69	5.79	5.89	5.99	6.08	6.18
68 / 73	5.54	5.64	5.74	5.84	5.95	6.05	6.16	6.26
69 / 74	5.58	5.68	5.79	5.90	6.00	6.12	6.23	6.34
70 / 75	5.62	5.72	5.83	5.95	6.06	6.18	6.29	6.41

Dollar amounts of the first monthly payments for ages not shown in this table will be calculated on the same basis as those shown and may be obtained from Southwestern.

The amounts shown in this table are based on the Group Annuity Table for 1951 for Male Lives, projected to 1962 by Projection Scale C and with interest at the rate of 3½% per annum.

*IF A FIXED ANNUITY IS ELECTED, THE AGES OF THE PARTICIPANT AND OF THE BENEFICIARY WILL BE THEIR RESPECTIVE ACTUAL AGES LAST BIRTHDAY ON THE DUE DATE OF THEIR FIRST ANNUITY PAYMENT.

*IF A VARIABLE ANNUITY IS ELECTED, THE AGES OF THE PARTICIPANT AND OF THE BENEFICIARY WILL BE THEIR RESPECTIVE ACTUAL AGES LAST BIRTHDAY ON THE DUE DATE OF THEIR FIRST ANNUITY PAYMENT ADJUSTED IN THE FOLLOWING MANNER:

Calendar Year of Birth	Before 1900	1900-1919	1920-1939	1940-1959	1960-1979
Adjusted Age is Actual Age	Plus 1	Plus 0	Minus 1	Minus 2	Minus 3

OPTION 1 FOR BENEFICIARY

Monthly Income Provided by $1,000 of Death Benefit for Fixed Period of Years

NUMBER OF YEARS PAYABLE	AMOUNT OF MONTHLY PAYMENT	NUMBER OF YEARS PAYABLE	AMOUNT OF MONTHLY PAYMENT
1	$84.47	26	$ 4.59
2	42.86	27	4.47
3	28.99	28	4.37
4	22.06	29	4.27
5	17.91	30	4.18
6	15.14	31	4.10
7	13.16	32	4.02
8	11.68	33	3.95
9	10.53	34	3.88
10	9.61	35	3.82
11	8.86	36	3.76
12	8.24	37	3.70
13	7.71	38	3.65
14	7.26	39	3.60
15	6.87	40	3.55
16	6.53	41	3.50
17	6.23	42	3.46
18	5.96	43	3.42
19	5.73	44	3.38
20	5.51	45	3.34
21	5.32	46	3.31
22	5.15	47	3.28
23	4.99	48	3.25
24	4.84	49	3.22
25	4.71	50	3.19

OPTION 2 FOR BENEFICIARY

Monthly Income Provided by $1,000 of Death Benefit for Life of Beneficiary
With 5, 10, 15, or 20 Years Being Payable in any Event

AGE* MALE	AGE* FEMALE	5 YEARS AND LIFE THEREAFTER	10 YEARS AND LIFE THEREAFTER	15 YEARS AND LIFE THEREAFTER	20 YEARS AND LIFE THEREAFTER
10	15	$ 3.27	$ 3.27	$ 3.27	$ 3.27
11	16	3.29	3.29	3.28	3.28
12	17	3.30	3.30	3.30	3.30
13	18	3.32	3.32	3.32	3.31
14	19	3.34	3.34	3.33	3.33
15	20	3.36	3.35	3.35	3.35
16	21	3.38	3.37	3.37	3.37
17	22	3.40	3.39	3.39	3.38
18	23	3.42	3.41	3.41	3.40
19	24	3.44	3.43	3.43	3.43
20	25	3.46	3.46	3.45	3.45
21	26	3.48	3.48	3.48	3.47
22	27	3.51	3.50	3.50	3.49
23	28	3.53	3.53	3.53	3.52
24	29	3.56	3.56	3.55	3.54
25	30	3.59	3.59	3.58	3.57
26	31	3.62	3.61	3.61	3.60
27	32	3.65	3.65	3.64	3.63
28	33	3.68	3.68	3.67	3.66
29	34	3.72	3.71	3.70	3.69
30	35	3.75	3.75	3.74	3.72
31	36	3.79	3.78	3.77	3.76
32	37	3.83	3.82	3.81	3.79
33	38	3.87	3.86	3.85	3.83
34	39	3.92	3.91	3.89	3.87
35	40	3.96	3.95	3.94	3.91
36	41	4.01	4.00	3.98	3.95
37	42	4.06	4.05	4.03	3.99
38	43	4.12	4.10	4.08	4.04
39	44	4.17	4.16	4.13	4.08
40	45	4.23	4.22	4.18	4.13
41	46	4.30	4.28	4.24	4.18
42	47	4.36	4.34	4.30	4.23
43	48	4.43	4.41	4.36	4.29
44	49	4.51	4.48	4.42	4.34
45	50	4.59	4.55	4.49	4.40
46	51	4.67	4.63	4.56	4.45
47	52	4.75	4.71	4.63	4.51
48	53	4.84	4.79	4.70	4.57
49	54	4.94	4.88	4.78	4.63
50	55	5.04	4.97	4.85	4.70
51	56	5.14	5.07	4.94	4.76
52	57	5.25	5.17	5.02	4.82
53	58	5.37	5.27	5.11	4.89
54	59	5.49	5.38	5.20	4.95
55	60	5.62	5.50	5.29	5.01
56	61	5.76	5.62	5.38	5.08
57	62	5.91	5.74	5.48	5.14
58	63	6.06	5.88	5.58	5.20
59	64	6.23	6.01	5.68	5.26
60	65	6.41	6.16	5.78	5.31
61	66	6.60	6.31	5.88	5.37
62	67	6.80	6.47	5.98	5.42
63	68	7.01	6.63	6.08	5.46
64	69	7.24	6.80	6.18	5.51
65	70	7.48	6.97	6.27	5.55
66	71	7.73	7.14	6.36	5.58
67	72	8.00	7.32	6.45	5.61
68	73	8.28	7.50	6.53	5.64
69	74	8.58	7.68	6.61	5.66
70	75	8.90	7.86	6.68	5.68
71	76	9.24	8.04	6.76	5.70
72	77	9.59	8.22	6.80	5.71
73	78	9.96	8.38	6.85	5.72
74	79	10.34	8.54	6.89	5.73
75	80	10.73	8.70	6.93	5.74

*The beneficiary's age will be his actual age last birthday on the due date of his *first* payment.

APPLICATION FOR AND ACCEPTANCE OF

GROUP VARIABLE ANNUITY CONTRACT

The undersigned hereby applies to Southwestern Life Insurance Company, Dallas, Texas, for a Group Variabl Annuity Contract in the form, and containing the provisions, of the contract attached hereto and identifie as Group Variable Annuity Contract No. GPVA- 5008888

The contract applied for and hereby accepted will together with this application constitute the entire agree ment between the parties hereto.

WITNESS: ABC COMPANY

_______________________ By_______________________

Title_______________________

Dated at_______________________this_______________day of

_______________________, 19____.

SPECIMEN

THIS COPY TO REMAIN ATTACHED TO THE POLICY

GPVA-15
A-5159

APPLICATION FOR AND ACCEPTANCE OF
GROUP VARIABLE ANNUITY CONTRACT

The undersigned hereby applies to Southwestern Life Insurance Company, Dallas, Texas, for a Group Variable Annuity Contract in the form, and containing the provisions, of the contract attached hereto and identified as Group Variable Annuity Contract No. GPVA- 5008888

The contract applied for and hereby accepted will together with this application constitute the entire agreement between the parties hereto.

WITNESS: ABC COMPANY

______________________ By______________________

Title______________________

Dated at______________________this______________________day of

______________________, 19____.

SPECIMEN

THIS COPY TO BE RETURNED TO THE HOME OFFICE OF SOUTHWESTERN LIFE INSURANCE COMPANY

Southwestern Life
INSURANCE COMPANY • DALLAS • SINCE 1903

Contract No. GRVA- 5000000 Contract Date: June 1, 1979

Contract Owner The Trustees of ABC Company Employees Retirement Plan

In consideration of the Contract Owner's application and of the payment of contributions as provided herein, Southwestern Life Insurance Company (a stock company herein called Southwestern) agrees, subject to all of the provisions of this contract, to make the payments hereinafter provided to the person or persons entitled to such payments.

The provisions on the following pages are a part of this contract.

In testimony whereof, Southwestern has caused this contract to be executed at its Home Office, 1807 Ross Avenue, Dallas, Texas 75201, as of the Contract Date.

COUNTERSIGNED

SPECIMEN	SPECIMEN	SPECIMEN
VICE PRESIDENT AND SECRETARY	REGISTRAR	PRESIDENT

Group Variable Annuity Contract
Active Life Fund in Separate Account
Individual Allocation
Nonparticipating

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT

TABLE OF CONTENTS

SECTION 1. DEFINITIONS

In this contract,

(1) "Plan" means ABC Company Employees Retirement Plan.

(2) "Employee" means any person, including officers, regularly employed by ABC Company excluding, however, persons whose customary employment is for less than 20 hours per week or for less than 5 months per calendar year.

(3) "Annuity Date" means the anniversary of the date the employee becomes a participant which is nearest such participant's 65th birthday or the tenth anniversary of the date an employee becomes a participant, whichever is later.

(4) "Contract Anniversary" means June 1, 1980 and the same day of each year thereafter.

(5) "Contract Year" means a period commencing on the Contract Date or on any Contract Anniversary and continuing until the next succeeding Contract Anniversary.

(6) "Contract Month" means a period commencing on the first day of any calendar month and continuing until the same day in the next succeeding calendar month.

(7) "Participant" means an Employee for whom an application has been submitted and for whom a contribution has been made.

(8) "Annuitant" means a Participant who is receiving annuity payments under this contract.

(9) "Separate Account" means those assets of Southwestern in a segregated investment account entitled "Variable Annuity Fund I of Southwestern Life" established by Southwestern for this class of contracts.

(10) "General Account" means all assets of Southwestern which are not allocated to and made a part of the Separate Account or any other segregated account established by Southwestern.

(11) "Individual Account" means the sum of the accumulation units credited to a Participant.

SECTION 2. GENERAL PROVISIONS

1. All Contributions To Be Used For Participants

All contributions hereunder shall be used as provided herein for the exclusive benefit of the Participants or their beneficiaries. In no event shall any contribution hereunder ever be returned to the Contract Owner nor shall any credits or refunds accruing hereunder ever revert to the Contract Owner.

2. Beneficiary

A Participant shall have the sole right to designate the beneficiary to receive any death benefit which may become payable hereunder. Such designation will be recorded in the records maintained for this contract by Southwestern. A Participant may at any time and from time to time have any designated beneficiary, other than the beneficiary under Annuity Form 4, changed by filing written notice of the change with Southwestern. The change will take effect only when it is received by Southwestern, but when so received, such change will be considered effective as of the date of the notice of change, whether or not the Participant is living at the time of such receipt, subject to any payment made or other action taken by Southwestern prior to such receipt.

If on the death of a Participant no beneficiary designated by the Participant is living, or if no beneficiary has been designated, any death benefit which may become payable hereunder will be paid to the executors or administrators of the Participant.

3. Certificates For Participants

Southwestern will issue to the Contract Owner for delivery to each Participant an individual certificate setting forth a statement as to his benefits hereunder and as to the beneficiary who is to receive any death benefit which may become payable hereunder. At least twice during each Contract Year, Southwestern will furnish each Participant hereunder a statement of the investments held in the Separate Account and a statement of the number of units credited to him under this contract in the Separate Account and the dollar value of each unit as of a date not more than four months prior to the date such statement is mailed.

4. Entire Contract

This contract and the application of the Contract Owner, a copy of which is attached and made a part hereof, constitute the entire agreement between the parties. All statements made by the Contract Owner or by a Participant will be deemed representations and not warranties, and no statement made by any person covered hereunder will be used in any contest unless a copy of the application containing such statement is or has been furnished to such person or his beneficiary.

No change or modification of this contract or waiver of its conditions can be made or will be valid unless made in writing and signed by the President, a Vice President, Secretary, Second Vice President, Actuary, Assistant Actuary, or Assistant Secretary of Southwestern.

5. Evidence of Survival

When a payment hereunder is contingent upon the survival of any person, evidence of such person's survival must be furnished either by personal endorsement of check drawn for said payment or otherwise to the satisfaction of Southwestern.

6. Incontestability

This contract shall be incontestable after one year from the Contract Date.

7. Information To Be Furnished

The Contract Owner will furnish Southwestern such information as Southwestern may require to enable it to carry out the provisions of this contract.

8. Instruments In Writing Required

All notices required to be furnished Southwestern under the terms of this contract and all elections made under this contract shall be furnished in writing to Southwestern at its Home Office in Dallas, Texas, and Southwestern shall not be bound by any notice or election made in any other manner.

9. Limitations and Exemptions

It is hereby agreed that a Participant or beneficiary hereunder shall have no right to assign, transfer, hypothecate, encumber, commute or anticipate his interest in any payment or benefits under this contract, other than as authorized by the terms of this contract, and unless specifically provided otherwise by Federal laws or the laws of any state having jurisdiction in the premises, such payments or benefits shall not in any way be subject to any legal process to levy upon, garnishee or attach the same for payment of any claim against any Participant or beneficiary.

10. Misstatement of Age or Sex

If the date of birth or sex of any person on whose life any payment hereunder is based has been misstated, any amount payable under this contract with respect to such person shall be such as the value of the Participant's Individual Account would have purchased based on the correct date of birth and sex. If annuity payments are being made with respect to such person, underpayments by Southwestern will be added to and overpayments will be charged against annuity payments thereafter becoming due.

11. Gender

Pronouns of masculine gender refer to persons of either sex.

12. Right to Change Contract

This contract may be changed at any time by agreement between Southwestern and the Contract Owner. Any such change will not, however, adversely affect accumulation units or annuity units credited to Participants or Annuitants prior thereto unless it is deemed advisable to make such change of retroactive effect in order to meet the requirement of any law or regulation issued by any governmental agency or unless such Participants or Annuitants consent thereto.

Southwestern may not make any unilateral change in this contract prior to the fifth contract anniversary hereof, except any change may be made that is required in order to make this contract conform with any law or regulation issued by any governmental agency. On such fifth contract anniversary or on any later contract anniversary Southwestern may change the amount of deductions from contributions, any factor used in determining accumulation or annuity unit values, any factor used to determine the amount of any annuity payment, or any factor used in connection with any death benefit settlement option. Any such change will not adversely affect accumulation or annuity units credited before the effective date of such change. At least 90 days' notice of any such change shall be given to the Contract Owner. Notice of any such change shall be given to each Participant and Annuitant.

13. Relation of This Contract to the General Account and the Separate Account

Southwestern shall have exclusive and absolute ownership and control of the assets of both the General Account and the Separate Account. Southwestern's method of determining the value of accumulation and annuity units will be conclusive upon the Contract Owner, each Participant, and any beneficiary.

14. Voting Rights

The Contract Owner shall have the right to cast the votes attributable to this contract at the meetings of contract owners.

15. Experience Rating

Southwestern, in its sole discretion, may allow experience rating credits with respect to this contract under its then current experience rating plan. Such credits, if any, will be applied without deductions of any amount for sales or administrative expenses to provide additional accumulation or annuity units, as applicable.

SECTION 2. GENERAL PROVISIONS

1. All Contributions To Be Used For Participants

All contributions hereunder shall be used as provided herein for the exclusive benefit of the Participants or their beneficiaries. In no event shall any contribution hereunder ever be returned to the Contract Owner nor shall any credits or refunds accruing hereunder ever revert to the Contract Owner.

2. Beneficiary

The Contract Owner shall have the sole right to designate the beneficiary to receive any death benefit which may become payable hereunder. Such designation will be recorded in the records maintained for this contract by Southwestern. The Contract Owner may at any time and from time to time have any designated beneficiary, other than the beneficiary under Annuity Form 4, changed by filing written notice of the change with Southwestern. The change will take effect only when it is received by Southwestern, but when so received, such change will be considered effective as of the date of the notice of change, whether or not the Participant is living at the time of such receipt, subject to any payment made or other action taken by Southwestern prior to such receipt.

If on the death of a Participant prior to commencement of an annuity no beneficiary designated by the Contract Owner is living, or if no beneficiary has been designated, any death benefit which may become payable hereunder will be paid to the Contract Owner.

3. Certificates For Participants

Southwestern will issue to the Contract Owner for delivery to each Participant an individual certificate setting forth a statement as to his benefits hereunder and as to the beneficiary who is to receive any death benefit which may become payable hereunder. At least twice during each Contract Year, Southwestern will furnish each Participant hereunder a statement of the investments held in the Separate Account and a statement of the number of units credited to him under this contract in the Separate Account and the dollar value of each unit as of a date not more than four months prior to the date such statement is mailed.

4. Entire Contract

This contract and the application of the Contract Owner, a copy of which is attached and made a part hereof, constitute the entire agreement between the parties. All statements made by the Contract Owner or by a Participant will be deemed representations and not warranties, and no statement made by any person covered hereunder will be used in any contest unless a copy of the application containing such statement is or has been furnished to such person or his beneficiary.

No change or modification of this contract or waiver of its conditions can be made or will be valid unless made in writing and signed by the President, a Vice President, Secretary, Second Vice President, Actuary, Assistant Actuary, or Assistant Secretary of Southwestern.

5. Evidence of Survival

When a payment hereunder is contingent upon the survival of any person, evidence of such person's survival must be furnished either by personal endorsement of check drawn for said payment or otherwise to the satisfaction of Southwestern.

6. Incontestability

This contract shall be incontestable after one year from the Contract Date.

7. Information To Be Furnished

The Contract Owner will furnish Southwestern such information as Southwestern may require to enable it to carry out the provisions of this contract.

8. **Instruments In Writing Required**

All notices required to be furnished Southwestern under the terms of this contract and all elections made under this contract shall be furnished in writing to Southwestern at its Home Office in Dallas, Texas, and Southwestern shall not be bound by any notice or election made in any other manner.

9. **Limitations and Exemptions**

It is hereby agreed that a Participant or beneficiary hereunder shall have no right to assign, transfer, hypothecate, encumber, commute or anticipate his interest in any payment or benefits under this contract, other than as authorized by the terms of this contract, and unless specifically provided otherwise by Federal laws or the laws of any state having jurisdiction in the premises, such payments or benefits shall not in any way be subject to any legal process to levy upon, garnishee or attach the same for payment of any claim against any Participant or beneficiary.

10. **Misstatement of Age or Sex**

If the date of birth or sex of any person on whose life any payment hereunder is based has been misstated, any amount payable under this contract with respect to such person shall be such as the value of the Participant's Individual Account would have purchased based on the correct date of birth and sex. If annuity payments are being made with respect to such person, underpayments by Southwestern will be added to and overpayments will be charged against annuity payments thereafter becoming due.

11. **Gender**

Pronouns of masculine gender refer to persons of either sex.

12. **Right to Change Contract**

This contract may be changed at any time by agreement between Southwestern and the Contract Owner. Any such change will not, however, adversely affect accumulation units or annuity units credited to Participants or Annuitants prior thereto unless it is deemed advisable to make such change of retroactive effect in order to meet the requirement of any law or regulation issued by any governmental agency or unless such Participants or Annuitants consent thereto.

Southwestern may not make any unilateral change in this contract prior to the fifth contract anniversary hereof, except any change may be made that is required in order to make this contract conform with any law or regulation issued by any governmental agency. On such fifth contract anniversary or on any later contract anniversary Southwestern may change the amount of deductions from contributions, any factor used in determining accumulation or annuity unit values, any factor used to determine the amount of any annuity payment, or any factor used in connection with any death benefit settlement option. Any such change will not adversely affect accumulation or annuity units credited before the effective date of such change. At least 90 days' notice of any such change shall be given to the Contract Owner. Notice of any such change shall be given to each Participant and Annuitant.

13. **Relation of This Contract to the General Account and the Separate Account**

Southwestern shall have exclusive and absolute ownership and control of the assets of both the General Account and the Separate Account. Southwestern's method of determining the value of accumulation and annuity units will be conclusive upon the Contract Owner, each Participant, and any beneficiary.

14. **Voting Rights**

The Contract Owner shall have the right to cast the votes attributable to this contract at the meetings of contract owners.

15. **Experience Rating**

Southwestern, in its sole discretion, may allow experience rating credits with respect to this contract under its then current experience rating plan. Such credits, if any, will be applied without deduction of any amount for sales or administrative expenses to provide additional accumulation or annuity units, as applicable.

16. **Transfers Between the General Account and the Separate Account**

Southwestern will when necessary transfer from the General Account to the Separate Account such amounts as may be required to carry out the guarantees contained in this contract as to expense and mortality results. However, no such transfer shall be made, and Southwestern does not obligate itself to make any such transfer, which would result in an impairment of the statutory reserves of Southwestern, and this guarantee is accordingly limited. The limitation on this guarantee applies at all times, even in the event of receivership.

If at any time the assets of the Separate Account exceed the liabilities of the Separate Account, Southwestern may transfer all or any portion of such excess to the General Account.

17. **Application of Laws and Regulations**

Except as superior law may exclude, any provision of this contract which is in conflict or not in accordance with the laws and requirements of the jurisdiction in which the Contract Owner resides at the time of the execution of the contract is subject to the requirements of such laws and regulations. This contract is further subject to the inclusion of any contract provision required by law or regulation which may have been omitted.

The Separate Account applicable to and identified with this contract is divisible for various purposes in respect of regulation and compliance with law, including divisibility as it is applicable to any functions arising from the provisions of this contract or provisions of law and regulation.

Variations in values or cost of accumulative units or the amount of contributions or benefits applied to the investment portfolio are or will be made to effect requirements of law or regulation.

GRVA-S
A-5751

SECTION 3. CONTRIBUTIONS

1. Payment of Contributions

All contributions required by the Plan shall be paid by the Contract Owner directly to Southwestern at its Home Office in Dallas, Texas.

2. Application of Contributions

A deduction totaling 6¹/₄% plus any applicable premium taxes shall be made by Southwestern from each contribution received. The remaining net contribution shall be applied to the Separate Account by Southwestern as of the date on which the contribution is received at its Home Office in Dallas, Texas, to provide accumulation units. The number of accumulation units provided and credited to the Participant's Individual Account shall be determined by dividing the net contribution applicable to that Participant by the dollar value of one accumulation unit on such date. The number of accumulation units so determined will not be affected by any subsequent change in the dollar value of an accumulation unit. The dollar value of an accumulation unit may vary from date to date.

3. Active Life Fund

An Active Life Fund shall be maintained by Southwestern with respect to this contract, which shall at any time consist of the sum of all Participants' Individual Accounts. At least twice during each Contract Year, Southwestern will furnish the Contract Owner a statement of the investments held in the Separate Account and a statement of the number of accumulation units in the Active Life Fund and the dollar value of each such unit as of a date not more than four months prior to the date such statement is mailed.

GRVA-6
8-5243

SECTION 4. VALUATION

1. Determination of Values

The value of the Separate Account and of accumulation and annuity units will be determined daily as provided herein.

2. Investment Rates and Investment Factors

(1) The gross investment rate for any date is equal to (a) divided by (b) where (a) is the Separate Account's investment income for such date, plus the Separate Account's realized and unrealized capital gains for such date, minus an amount not greater than the sum of

(i) the Separate Account's realized and unrealized capital losses for such date,

(ii) an amount for any applicable taxes arising from income and realized and unrealized capital gains on the Separate Account or otherwise from the existence of the Separate Account,

(iii) an amount for fees and expenses of audit of the Separate Account, and

(iv) an amount for compensation and expenses of the Members of the Board of Managers and employees of the Separate Account who are not affiliated persons of Southwestern,

and (b) is the value of the Separate Account for the immediately preceding date adjusted by amounts added to or subtracted from the Separate Account on such date. Such gross investment rate may be either positive or negative.

(2) The net investment rate for any date is equal to the gross investment rate expressed in decimal form less a deduction of 0000363.

(3) The net investment factor for any date is the sum of 1.0000000 plus the net investment rate for such date.

3. Accumulation Unit Value

The value of an accumulation unit was established at $1.000000 on April 10, 1968. The value of an accumulation unit for any date thereafter is determined by multiplying the accumulation unit value for the immediately preceding date by the net investment factor for the current date.

4. Annuity Unit Value

The value of a fixed annuity unit is $1.000000. The value of a variable annuity unit applicable to annuity forms based on an interest assumption of 3½% per annum was established at $1.000000 on April 18, 1968.

The value of such variable annuity unit for any date thereafter is determined by multiplying the value of such variable annuity unit for the immediately preceding date by the product of (a) .999906 and (b) the net investment factor for the date for which the value is being calculated.

5. Valuation of Assets

The value of the Separate Account for any date shall be the sum of

(1) the cash held therein,

(2) the total market value for securities held therein which are traded on an organized exchange, valued at the last available closing price on such date,

(3) the total market value for securities held therein which are traded over the counter, valued at the last available bid price on such date, and

(4) the fair market value of all other property held therein,

minus the liabilities of the Separate Account.

SECTION 5. ANNUITY BENEFITS

1. Election of Annuity

When a Participant becomes entitled to an annuity under the Plan the Contract Owner will notify Southwestern that the Participant's Individual Account is to be used to provide such annuity and specify the date on which the annuity is to begin. Such date may be either before, on or after the Participant's Annuity Date, as defined in this contract, but must be at least 30 days after the date such notice is received by Southwestern.

The Participant may, after Southwestern receives such notice and on or before the due date of his first annuity payment, elect a variable annuity payable from the Separate Account or a fixed annuity payable from the General Account in accordance with one of the annuity forms set forth in Subsection 2 of this Section, or a combination thereof. However, in no event can the Participant elect an annuity, other than a joint life and survivor annuity, under which the amount of the first payment would be less than the amount of the first payment which would be provided under a monthly life annuity with payments guaranteed for the life expectancy of the Participant. If the Participant elects a joint life and survivor annuity, in no event will the beneficiary be anyone other than the Participant's spouse and the guaranteed period shall not exceed the joint life expectancy of such Participant and spouse. The life expectancy of any person shall be determined from the table prescribed by the Internal Revenue Service regulations for determining the taxability of annuity payments.

In the absence of an election prior to the due date of the first annuity payment, a variable annuity on Annuity Form 2 with payments guaranteed for 10 years, beginning on the date stated in the Contract Owner's notice, will be provided automatically.

2. Annuity Forms

(1) *ANNUITY FORM 1.* A monthly life annuity terminating with the last monthly payment due prior to the Annuitant's death.

(2) *ANNUITY FORM 2.* A monthly life annuity with the provision that if the Annuitant should die before having received payments for 5, 10, 15 or 20 years, then the payments for the remainder of the selected period will be continued to the Annuitant's beneficiary, unless before receiving the first such payment the beneficiary should elect to have the commuted value of such remaining payments, based on the dollar amount of the last payment made and interest at the rate of 3½% per annum, compounded annually, paid in one sum.

(3) *ANNUITY FORM 3.* A monthly life annuity terminating with the last payment due prior to the Annuitant's death, except that, at the death of the Annuitant, the beneficiary, if living, otherwise the executors or administrators of the Annuitant, will receive a lump sum payment of the dollar value as of the date of the Annuitant's death of the number of annuity units equal to the excess, if any, of (a) over (b) where (a) is the total amount applied under this annuity form divided by the annuity unit value for the due date of the Annuitant's first annuity payment and (b) is the number of annuity units represented by each payment multiplied by the number of payments made.

(4) *ANNUITY FORM 4.* A joint life and survivor annuity under which monthly payments will be made for 10 years and so long thereafter as either the Annuitant or his beneficiary shall live.

If Annuity Form 2 or 4 has been elected and the Annuitant and the beneficiary both die before payment has been made for the guaranteed period, then the commuted value of the payments for the remainder of the guaranteed period, based on the dollar amount of the last payment made and interest at the rate of 3½% per annum, compounded annually, will be paid to the executors or administrators of the last to die of the Annuitant and the beneficiary.

3. Additional Methods of Settlement

An optional method of settlement in lieu of those specified in Subsection 2 of this Section may, subject to the limitations as to guaranteed period and beneficiary contained in Subsection 1 of this Section, be arranged through agreement between the Participant and Southwestern.

4. Variable Annuity

A variable annuity is an annuity payable from the Separate Account with payments varying in amount in accordance with the net investment results of the Separate Account. The dollar amount of such payments may increase or decrease. The number of variable annuity units is determined by dividing the first variable annuity payment by the variable annuity unit value for the due date of the first annuity payment. The number of such annuity units remains fixed during the annuity payment period.

The dollar amount of the first variable annuity payment is determined in accordance with Subsection 6 of this Section. The dollar amount of each variable annuity payment after the first is determined by multiplying the number of variable annuity units by the variable annuity unit value for the date on which the payment is due.

Southwestern guarantees that its actual expense and actual mortality results will not adversely affect the dollar amounts of variable annuity payments or other contractual payments or values provided hereunder.

The variable annuity payments provided hereunder are funded solely from the Separate Account of which they are an obligation and, except to the extent of transfers as specifically provided in Subsection 16 of Section 2, shall have no claim against any other assets of Southwestern.

5. Fixed Annuity

A fixed annuity is an annuity payable from the General Account with payments remaining fixed as to dollar amount throughout the payment period. The number of annuity units is determined when payments commence, and the value of a fixed annuity unit is always $1.000000.

Each fixed annuity payment during the guaranteed period under Annuity Form 2 or 4 will be increased by such amounts, if any, as may be apportioned thereto by Southwestern, in its sole discretion, from its surplus interest earnings.

6. Amount of First Payment

For the purpose of determining the amount of his first annuity payment, the value of a Participant's Individual Account is determined by multiplying the value of an accumulation unit for the due date of the first annuity payment by the number of accumulation units credited to his Individual Account on such due date.

The tables attached to this contract entitled Single Life Annuity and Joint Life and Survivor Annuity show the premium required to provide a monthly annuity with a first payment of $1 under each annuity form. The amount of the first monthly payment varies according to the annuity form elected, the sex and age of the Participant and beneficiary, if applicable, and the value of the Participant's Individual Account, less any applicable premium taxes not previously deducted.

7. Partial Application of Individual Account

If at the time the Contract Owner notifies Southwestern that a Participant is entitled to an annuity under the Plan the Contract Owner determines, in accordance with the Plan, that the Participant is entitled to or has elected to have an annuity provided by only a percentage of his Individual Account, then the references in this Section to a Participant's Individual Account will mean only such percentage of the Participant's Individual Account.

SECTION 5. ANNUITY BENEFITS

1. Election of Annuity

The Contract Owner may, for any Participant entitled thereto under the Plan, elect a variable annuity payable from the Separate Account or a fixed annuity payable from the General Account in accordance with one of the annuity forms set forth in Subsection 2 of this Section, or a combination thereof. However, in no event can the Contract Owner elect an annuity, other than a joint life and survivor annuity, under which the amount of the first payment would be less than the amount of the first payment which would be provided under a monthly life annuity with payments guaranteed for the life expectancy of the Participant. If the Contract Owner elects a joint life and survivor annuity, in no event will the beneficiary be anyone other than the Participant's spouse and the guaranteed period shall not exceed the joint life expectancy of such Participant and spouse. The life expectancy of any person shall be determined from the table prescribed by the Internal Revenue Service regulations for determining the taxability of annuity payments.

The annuity will begin on the date stated in such election. Such date may be either before, on or after the Participant's Annuity Date, as defined in this contract, but must be at least 30 days after the date such election is received by Southwestern. In the absence of receipt by Southwestern of an election at least 30 days prior to the Participant's Annuity Date, a variable annuity on Annuity Form 2 with payments guaranteed for 10 years, beginning on such Annuity Date, will be provided automatically.

2. Annuity Forms

(1) *ANNUITY FORM 1.* A monthly life annuity terminating with the last monthly payment due prior to the Annuitant's death.

(2) *ANNUITY FORM 2.* A monthly life annuity with the provision that if the Annuitant should die before having received payments for 5, 10, 15 or 20 years, then the payments for the remainder of the selected period will be continued to the designated beneficiary, unless before receiving the first such payment the beneficiary should elect to have the commuted value of such remaining payments, based on the dollar amount of the last payment made and interest at the rate of 3½% per annum, compounded annually, paid in one sum.

(3) *ANNUITY FORM 3.* A monthly life annuity terminating with the last payment due prior to the Annuitant's death, except that, at the death of the Annuitant, the beneficiary, if living, otherwise the executors or administrators of the Annuitant, will receive a lump sum payment of the dollar value as of the date of the Annuitant's death of the number of annuity units equal to the excess, if any, of (a) over (b) where (a) is the total amount applied under this annuity form divided by the annuity unit value for the due date of the Annuitant's first annuity payment and (b) is the number of annuity units represented by each payment multiplied by the number of payments made.

(4) *ANNUITY FORM 4.* A joint life and survivor annuity under which monthly payments will be made for 10 years and so long thereafter as either the Annuitant or the beneficiary shall live.

If Annuity Form 2 or 4 has been elected and the Annuitant and the beneficiary both die before payment has been made for the guaranteed period, then the commuted value of the payments for the remainder of the guaranteed period, based on the dollar amount of the last payment made and interest at the rate of 3½% per annum, compounded annually, will be paid to the executors or administrators of the last to die of the Annuitant and the beneficiary.

3. Additional Methods of Settlement

An optional method of settlement in lieu of those specified in Subsection 2 of this Section may be arranged through agreement between the Contract Owner and Southwestern.

4. Variable Annuity

A variable annuity is an annuity payable from the Separate Account with payments varying in amount in accordance with the net investment results of the Separate Account. The dollar amount of such

SECTION 5. ANNUITY BENEFITS

1. Election of Annuity

The Contract Owner may, for any Participant entitled thereto under the Plan, elect a variable annuity payable from the Separate Account or a fixed annuity payable from the General Account in accordance with one of the annuity forms set forth in Subsection 2 of this Section, or a combination thereof. However, in no event can the Contract Owner elect an annuity, other than a joint life and survivor annuity, under which the amount of the first payment would be less than the amount of the first payment which would be provided under a monthly life annuity with payments guaranteed for the life expectancy of the Participant. If the Contract Owner elects a joint life and survivor annuity, in no event will the beneficiary be anyone other than the Participant's spouse and the guaranteed period shall not exceed the joint life expectancy of such Participant and spouse. The life expectancy of any person shall be determined from the table prescribed by the Internal Revenue Service regulations for determining the taxability of annuity payments.

The annuity will begin on the date stated in such election. Such date may be either before, on or after the Participant's Annuity Date, as defined in this contract, but must be at least 30 days after the date such election is received by Southwestern. In the absence of receipt by Southwestern of an election at least 30 days prior to the Participant's Annuity Date, a variable annuity on Annuity Form 2 with payments guaranteed for 10 years, beginning on such Annuity Date, will be provided automatically.

2. Annuity Forms

(1) *ANNUITY FORM 1.* A monthly life annuity terminating with the last monthly payment due prior to the Annuitant's death.

(2) *ANNUITY FORM 2.* A monthly life annuity with the provision that if the Annuitant should die before having received payments for 5, 10, 15 or 20 years, then the payments for the remainder of the selected period will be continued to the designated beneficiary, unless before receiving the first such payment the beneficiary should elect to have the commuted value of such remaining payments, based on the dollar amount of the last payment made and interest at the rate of 3½% per annum, compounded annually, paid in one sum.

(3) *ANNUITY FORM 3.* A monthly life annuity terminating with the last payment due prior to the Annuitant's death, except that, at the death of the Annuitant, the beneficiary, if living, otherwise the executors or administrators of the Annuitant, will receive a lump sum payment of the dollar value as of the date of the Annuitant's death of the number of annuity units equal to the excess, if any, of (a) over (b) where (a) is the total amount applied under this annuity form divided by the annuity unit value for the due date of the Annuitant's first annuity payment and (b) is the number of annuity units represented by each payment multiplied by the number of payments made.

(4) *ANNUITY FORM 4.* A joint life and survivor annuity under which monthly payments will be made for 10 years and so long thereafter as either the Annuitant or the beneficiary shall live.

If Annuity Form 2 or 4 has been elected and the Annuitant and the beneficiary both die before payment has been made for the guaranteed period, then the commuted value of the payments for the remainder of the guaranteed period, based on the dollar amount of the last payment made and interest at the rate of 3½% per annum, compounded annually, will be paid to the executors or administrators of the last to die of the Annuitant and the beneficiary.

3. Additional Methods of Settlement

An optional method of settlement in lieu of those specified in Subsection 2 of this Section may be arranged through agreement between the Contract Owner and Southwestern.

4. Variable Annuity

A variable annuity is an annuity payable from the Separate Account with payments varying in amount in accordance with the net investment results of the Separate Account. The dollar amount of such

SECTION 6. DEATH BENEFIT

1. Amount of Death Benefit

Upon receipt by Southwestern at its Home Office in Dallas, Texas, of proof satisfactory to Southwestern of a Participant's death prior to the due date of his first annuity payment, Southwestern will pay to such Participant's designated beneficiary the dollar value of such Participant's Individual Account as of the date on which such proof of death is so received by Southwestern.

2. Settlement Options

(1) A Participant may elect to have any death benefit paid to his designated beneficiary according to one of the following options and as hereinafter provided. If a Participant has not made an election prior to his death, then his beneficiary may so elect. Any death benefit which becomes payable under this Subsection will be transferred from the Separate Account to the General Account and the applicable payment will be made from the General Account.

OPTION 1. Paid as a monthly income for a specified number of years, not more than 50, the amount of each payment to be determined from the attached table, entitled Option 1 For Beneficiary.

OPTION 2. Used to provide monthly payments for a guaranteed period of 5, 10, 15 or 20 years, and so long thereafter as the beneficiary may live, the amount of each payment to be determined from the attached table, entitled Option 2 For Beneficiary, depending upon the age of the beneficiary on the due date of the first payment, the sex of the beneficiary and the guaranteed period selected.

OPTION 3. Paid in installments of specified amounts until the death benefit with interest at the rate of 3% per annum, compounded annually, has been paid.

OPTION 4. Have the payment of all or a portion of the death benefit deferred for a specified period of time, not more than 50 years, during which period interest on the death benefit so deferred, at the rate of 2½% per annum, compounded annually, will be added thereto or paid as it accrues, as elected in the request for payment in accordance with this option; provided, however, that such interest will not be paid other than annually unless the amount of each payment equals or exceeds $20. Upon termination of the period of deferment, payment will be made in one sum or in the manner provided in Option 1, 2, 3 or 5 of this Subsection, as may be specified in the request for payment in accordance with this option.

OPTION 5. Have the death benefit used to provide monthly payments for two beneficiaries for a period of 10 years and so long thereafter as either of said beneficiaries shall live. This option will be available only where there are two beneficiaries, both of whom are natural persons. The amount of each payment will be determined by the sex and age of each beneficiary on the due date of the first payment and will be quoted by Southwestern upon request.

(2) The foregoing options will not be available if the total death benefit is less than $2,000. Installment payments of less than $20 each will not be made.

(3) Annual, semi-annual or quarterly payments may be elected in lieu of monthly payments under Option 1, 2 or 5 of this Subsection, and the amount of such payments will be quoted by Southwestern upon request.

(4) If settlement under Option 1 or 2 has been elected and the beneficiary, having survived the Participant, dies before payment has been made for the guaranteed period, then the commuted value of the payments for the remainder of the guaranteed period, computed on the basis of interest at the rate of 3% per annum, compounded annually, for Option 1, and at the rate of 3½% per annum, compounded annually, for Option 2, will be paid to the executors or administrators of such beneficiary. If settlement in accordance with Option 3 or 4 has been elected and the beneficiary, having survived the Participant, dies before the death benefit with interest has been paid, the unpaid portion of such death benefit with accumulated interest thereon, if any, will be paid to the executors or administrators of such beneficiary. If settlement under Option 5 has been elected and if both beneficiaries, having survived the Participant, die before payment has been made for the guaranteed

period, then the commuted value of the payments for the remainder of the guaranteed period, computed on the basis of interest at the rate of 3½% per annum, compounded annually, will be paid to the executors or administrators of the last beneficiary to die.

(5) Each interest credit or payment under Option 1, 3 or 4 and each payment during the guaranteed period under Option 2 or 5 will be increased by such amounts, if any, as may be apportioned thereto by Southwestern, in its sole discretion, from its surplus interest earnings.

3. **Alternate Life Income**

If any death benefit becomes payable under either Option 2 or 5 of Subsection 2 of this Section, then in lieu of the monthly payments in the amount otherwise provided under this contract, the beneficiary may, prior to the date the first payment is made, elect monthly payments in the amount which can be provided by a single premium fixed annuity contract of the same type, if any, then being issued by Southwestern at its then applicable published rates in consideration of a single premium equal to 103% of the death benefit which would otherwise be used to provide the monthly payments. In the event of such election, the commuted values will be determined on the basis of the interest rate used to determine the net single premium for such rates.

SECTION 6. DEATH BENEFIT

1. Amount of Death Benefit

Upon receipt by Southwestern at its Home Office in Dallas, Texas, of proof satisfactory to Southwestern of a Participant's death prior to the due date of his first annuity payment, Southwestern will pay to the designated beneficiary the dollar value of the Participant's Individual Account as of the date on which such proof of death is so received by Southwestern.

2. Settlement Options

(1) The Contract Owner may elect to have any death benefit paid to any designated beneficiary according to one of the following options and as hereinafter provided. In the absence of any such election by the Contract Owner, a beneficiary entitled to a lump sum payment may so elect. Any death benefit which becomes payable under this Subsection will be transferred from the Separate Account to the General Account and the applicable payments will be made from the General Account.

OPTION 1. Paid as a monthly income for a specified number of years, not more than 50, the amount of each payment to be determined from the attached table, entitled Option 1 For Beneficiary.

OPTION 2. Used to provide monthly payments for a guaranteed period 5, 10, 15 or 20 years, and so long thereafter as the beneficiary may live, the amount of each payment to be determined from the attached table, entitled Option 2 For Beneficiary, depending upon the age of the beneficiary on the due date of the first payment, the sex of the beneficiary and the guaranteed period selected.

OPTION 3. Paid in installments of specified amounts until the death benefit with interest at the rate of 3% per annum, compounded annually, has been paid.

OPTION 4. Have the payment of all or a portion of the death benefit deferred for a specified period of time, not more than 50 years, during which period interest on the death benefit so deferred, at the rate of 2½% per annum, compounded annually, will be added thereto or paid as it accrues, as elected in the request for payment in accordance with this option; provided, however, that such interest will not be paid other than annually unless the amount of each payment equals or exceeds $20. Upon termination of the period of deferment, payment will be made in one sum or in the manner provided in Option 1, 2, 3 or 5 of this Subsection, as may be specified in the request for payment in accordance with this option.

OPTION 5. Have the death benefit used to provide monthly payments for two beneficiaries for a period of 10 years and so long thereafter as either of said beneficiaries shall live. This option will be available only where there are two beneficiaries, both of whom are natural persons. The amount of each payment will be determined by the sex and age of each beneficiary on the due date of the first payment and will be quoted by Southwestern upon request.

(2) The foregoing options will not be available if the total death benefit is less than $2,000. Installment payments of less than $20 each will not be made.

(3) Annual, semi-annual or quarterly payments may be elected in lieu of monthly payments under Option 1, 2 or 5 of this Subsection, and the amount of such payments will be quoted by Southwestern upon request.

(4) If settlement under Option 1 or 2 has been elected and the beneficiary, having survived the Participant, dies before payment has been made for the guaranteed period, then the commuted value of the payments for the remainder of the guaranteed period, computed on the basis of interest at the rate of 3% per annum, compounded annually, for Option 1 and at the rate of 3½% per annum, compounded annually, for Option 2, will be paid to the executors or administrators of such beneficiary. If settlement in accordance with Option 3 or 4 has been elected and the beneficiary, having survived the Participant, dies before the death benefit with interest has been paid, the unpaid portion of such death benefit with accumulated interest thereon, if any, will be paid to the executors or administrators of such beneficiary. If settlement under Option 5 has been elected and if both beneficiaries, having survived the Participant, die before payment has been made for the guaranteed period, then the commuted value of the payments for the remainder of the guaranteed period, computed on the basis of interest at the rate of 3½% per annum, compounded annually, will be paid to the executors or administrators of the last beneficiary to die.

(5) Each interest credit or payment under Option 1, 3 or 4 and each payment during the guaranteed period under Option 2 or 5 will be increased by such amounts, if any, as may be apportioned thereto by Southwestern, in its sole discretion, from its surplus interest earnings.

3. Alternate Life Income

If any death benefit becomes payable under either Option 2 or 5 of Subsection 2 of this Section, then in lieu of the monthly payments in the amount otherwise provided under this contract, the beneficiary may, prior to the date the first payment is made, elect monthly payments in the amount which can be provided by a single premium fixed annuity contract of the same type, if any, then being issued by Southwestern at its then applicable published rates in consideration of a single premium equal to 103% of the death benefit which would otherwise be used to provide the monthly payments. In the event of such election, the commuted values will be determined on the basis of the interest rate used to determine the net single premium for such rates.

SECTION 7. WITHDRAWAL OPTIONS

The Contract Owner will, at any time when a Participant becomes entitled to a specified number of accumulation units in his Individual Account which are not to be used to provide an annuity under the provisions of Section 5 of this contract, notify Southwestern of the number of such units to be released to such Participant in accordance with the provisions of the Plan. The Participant may, within 31 days after the date of such notice, elect to receive the value of such accumulation units, determined as of the date Southwestern receives such election, in either of the following forms.

(1) The Participant may elect to receive a cash payment to be made within 7 days, plus any period of extension under applicable Federal laws, rules and regulations governing the redemption of variable annuities, after Southwestern receives such election, in an amount equal to the value of the accumulation units to be released to him.

(2) The Participant may elect to convert the value of the accumulation units to be released to him to an individual deferred annuity contract. Such conversion will be made, and the provisions of such contract will be, in accordance with the rules of Southwestern which are in effect with respect to such annuity contracts at the time the application for such contract is made to Southwestern.

In the absence of an election within such 31-day period, Southwestern will surrender the accumulation units so released and pay the value of such units as provided in (1) above.

Any accumulation units in a Participant's Individual Account which are not to be used to provide an annuity for such Participant under the provisions of Section 5 of this contract and which are not to be released to such Participant shall be automatically surrendered and the value of such accumulation units, determined as of the date of the Contract Owner's notification, shall be paid to the Contract Owner.

SECTION 8. DISCONTINUANCE

1. Discontinuance By The Contract Owner

The Contract Owner may give written notice to Southwestern that, as of a date specified in the notice and occurring on or after the date of the notice, contributions for this contract are to be discontinued. On such discontinuance, no further contributions will be made or accepted hereunder. Unless the Contract Owner elects to withdraw all of the accumulation units in the Active Life Fund as provided below, each Participant's Individual Account will be held to his credit under the contract until his death, withdrawal or until his Individual Account is used to provide an annuity hereunder.

The Contract Owner may elect to withdraw all of the accumulation units in the Active Life Fund, provided that Southwestern is furnished with a certification that such withdrawal does not constitute termination of an approved retirement plan. On receipt of such notice and certification, Southwestern will pay to the Contract Owner an amount equal to the value of the accumulation units, determined as of the date of such withdrawal, then remaining in the Active Life Fund. When such payment has been made, Southwestern will have no further liability with respect to the Active Life Fund.

2. Discontinuance By Southwestern

Southwestern may discontinue this contract upon either of the following events:

(1) The Contract Owner fails, for reasons other than oversight or clerical error, to submit an application or make a contribution for any Participant in accordance with the Plan.

(2) It is not practicable, in the opinion of Southwestern, to provide for the continued purchase of annuities under this contract because of a change in the Plan or in the amount of benefits to be provided thereunder.

Southwestern will give written notice of such discontinuance to the Contract Owner at least 90 days before the date it is to become effective. On such discontinuance, Southwestern will pay to the Contract Owner an amount equal to the value of the accumulation units, determined as of the date of such discontinuance, then remaining in the Active Life Fund. When such payment has been made, Southwestern will have no further liability with respect to the Active Life Fund.

3. Automatic Discontinuance

If in accordance with the provisions of this contract the Contract Owner fails to make any contribution required by the Plan within 31 days from the date such contribution is due, this contract will automatically be discontinued as of the end of such 31-day period. On such discontinuance, Southwestern will pay to the Contract Owner an amount equal to the value of the Active Life Fund as of the date of such discontinuance. When such payment has been made, Southwestern will have no further liability with respect to the Active Life Fund.

SECTION 9. LIMITATIONS ON BENEFITS

1. For the purposes of this Section contributions mean only that portion of the contribution made by the Participant's Employer in accordance with the Plan and does not include that portion of the contributions made by the Participant.

2. Any provisions of this contract to the contrary notwithstanding, the contributions which may be used for the benefit of any Participant whose anticipated annual benefit provided by such contributions will exceed $1,500, but applicable only to the twenty-five highest paid employees as of the effective date of the Plan (including any such high-paid employees who are not Participants at that time but who may later become Participants) shall be subject to the restrictions set forth in this Section.

3. The restrictions set forth in this Section will become applicable if

(1) the Plan is terminated within 10 years after its effective date,

(2) the benefits become payable within 10 years after the effective date of the Plan, or

(3) the benefits become payable after the Plan has been in effect for 10 years, and the full current costs of the Plan for the first 10 years have not been met.

In the case of paragraph (2) above, the restrictions will remain applicable until the Plan has been in effect for 10 years, but if at that time the full current costs have been met, the restrictions will no longer apply to such benefits. In the case of paragraph (2) or (3) above, if at the end of the first 10 years the full current costs are not met the restrictions will continue to apply until the full current costs are met for the first time.

4. The contributions which may be used for the benefit of any Participant described in this Section shall not exceed the greater of $20,000, or 20% of the first $50,000 of compensation of such Participant multiplied by the number of years between the effective date of the Plan and

(1) the date of the termination of the Plan,

(2) in the case of paragraph (2) of Subsection 3 of this Section, the date the benefit of the Participant becomes payable, if before the date of the termination of the Plan, or

(3) in the case of paragraph (3) of Subsection 3 of this Section, the date of the failure to meet the full current costs of the Plan.

However, if the full current costs of the Plan have not been met on the date described in paragraphs (1) or (2) of this Subsection, whichever is applicable, then the date of the failure to meet such full current costs shall be substituted for the date referred to in paragraphs (1) or (2) of this Subsection. For the purposes of determining the contributions which may be used for the benefit of any employee when paragraph (2) of this Subsection applies, the number of years taken into account may be recomputed for each year if the full current costs of the Plan are met for such year.

5. For purposes of this Section, the contributions which, at a given time, may be used for the benefits of a Participant include any unallocated funds which would be used for his benefits if the Plan were then terminated or the Participant were then to withdraw from the Plan, as well as all contributions allocated up to that time exclusively for his benefits.

6. The provisions of this Section apply to former or retired Participants, as well as to a Participant still in service. The limitations in this Section shall not restrict the full payment of any death benefit on behalf of a Participant

7. The restrictions set forth in this Section may be exceeded for the purpose of making current retirement income payments to retired Participants who would otherwise be subject to such restrictions, if

(1) The contributions which may be used for any such Participant in accordance with the restrictions contained in this Section are applied either:

(a) To provide level amounts of annuity in the basic form of benefit provided for under the Plan for such Participant at retirement (or if he has already retired, beginning immediately), or

(b) To provide level amounts of annuity in an optional form of benefit provided under the Plan if the level amount of annuity under such optional form of benefit is not greater than the level amount of annuity under the basic form of benefit provided under the Plan;

(2) The annuity thus provided is supplemented, to the extent necessary to provide the full retirement income benefits in the basic form called for under the Plan, by current payments to such Participant as such benefits become due; and

(3) Such supplemental payments are made at any time only if the full current costs of the Plan have then been met, or the aggregate of such supplemental payments for all such Participants does not exceed the aggregate contributions already made under the Plan in the year then current.

8. Any benefits which cannot ultimately be paid to a Participant (or to a retired Participant) because of the termination of the Plan prior to the expiration of 10 years from its effective date shall be reapportioned among the remaining Participants, excluding those Participants referred to in Subsection 2 of this Section, in the ratio that the Employer's contributions for each such Participant bears to the total contributions for all Participants, excluding those Participants referred to in the aforesaid Subsection 2 of this Section. The limitations imposed by this Section shall automatically cease and expire, without the necessity of an amendment to this contract, in the event the Commissioner of Internal Revenue shall rule that such limitations are no longer necessary to meet the requirements of the Internal Revenue Code.

SINGLE LIFE ANNUITY

Premiums For a Monthly Annuity Beginning on the Annuity Date with a First Payment of $1

AGE*		ANNUITY FORM 1	ANNUITY FORM 2				ANNUITY FORM 3
MALE	FEMALE	LIFE WITH NO GUARANTEE	5 YEARS AND LIFE THEREAFTER	10 YEARS AND LIFE THEREAFTER	15 YEARS AND LIFE THEREAFTER	20 YEARS AND LIFE THEREAFTER	UNIT REFUND
50	55	$199.66	$200.49	$203.13	$207.72	$214.43	$214.19
51	56	195.55	196.47	199.35	204.32	211.60	210.78
52	57	191.40	192.40	195.54	200.93	208.81	207.34
53	58	187.21	186.30	191.71	197.54	206.07	203.85
54	59	182.96	184.16	187.84	194.17	203.40	200.30
55	60	178.67	179.97	183.96	190.82	200.80	196.73
56	61	174.33	175.74	160.05	187.51	198.27	193.11
57	62	169.94	171.46	176.14	184.22	195.84	189.42
58	63	165.49	167.14	172.21	180.99	193.51	185.71
59	64	160.99	162.77	168.29	177.81	191.29	181.98
60	65	156.42	158.35	164.36	174.70	189.20	178.20
61	66	151.80	153.90	160.48	171.68	187.25	174.38
62	67	147.13	149.42	156.61	168.75	185.44	170.58
63	68	142.41	144.94	152.79	165.94	183.78	166.72
64	69	137.67	140.46	149.03	163.25	182.28	162.83
65	70	132.92	135.99	145.35	160.71	180.93	158.99
66	71	128.19	131.57	141.77	158.33	179.74	155.10
67	72	123.50	127.21	138.30	156.12	178.70	151.20
68	73	118.86	122.90	134.96	154.08	177.79	147.38
69	74	114.23	118.65	131.74	152.22	177.02	143.51
70	75	109.60	114.44	128.67	150.54	176.36	139.63
71	76	104.99	110.31	125.76	149.03	175.81	135.90
72	77	100.45	106.28	123.03	147.70	175.35	132.11
73	78	95.98	102.38	120.49	146.52	174.98	128.32
74	79	91.58	98.60	118.15	145.51	174.69	124.75
75	80	87.28	94.96	116.01	144.64	174.45	121.14

Premiums for ages not shown in the table will be calculated by Southwestern on the same basis as those shown and may be obtained from Southwestern.

The premiums shown in this table are based on the Group Annuity Table for 1951 for Male Lives, projected to 1962 by Projection Scale C and with interest at the rate of 3[illegible]/8% per annum.

*IF A FIXED ANNUITY IS ELECTED, THE PARTICIPANT'S AGE WILL BE AGE NEAREST BIRTHDAY.

*IF A VARIABLE ANNUITY IS ELECTED, THE PARTICIPANT'S AGE WILL BE AGE NEAREST BIRTHDAY ADJUSTED IN THE FOLLOWING MANNER:

Calendar Year of Birth	Before 1900	1900-1919	1920-1939	1940-1959	1960-1979
Adjusted Age is Actual Age	Plus 1	Plus 0	Minus 1	Minus 2	Minus 3

JOINT LIFE AND SURVIVOR ANNUITY

Annuity Form 4

Premiums For a Monthly Annuity Beginning on the Annuity Date with a First Payment of $1

Age* M	Age* F	Male 50 / Female 55	Male 51 / Female 56	Male 52 / Female 57	Male 53 / Female 58	Male 54 / Female 59	Male 55 / Female 60	Male 56 / Female 61	Male 57 / Female 62
50	55	$231.51	$229.73	$228.03	$226.38	$224.79	$223.27	$221.81	$220.41
51	56	229.73	227.87	226.07	224.33	222.65	221.03	219.48	217.99
52	57	228.03	226.07	224.17	222.34	220.56	218.85	217.19	215.61
53	58	226.38	224.33	222.34	220.40	218.53	216.72	214.97	213.29
54	59	224.79	222.65	220.56	218.53	216.55	214.65	212.80	211.02
55	60	223.27	221.03	218.85	216.72	214.65	212.64	210.69	208.80
56	61	221.81	219.48	217.19	214.97	212.80	210.69	208.63	206.64
57	62	220.41	217.99	215.61	213.29	211.02	208.80	206.64	204.53
58	63	219.07	216.55	214.09	211.67	209.29	206.97	204.70	202.49
59	64	217.79	215.19	212.62	210.10	207.62	205.19	202.83	200.50
60	65	216.56	213.86	211.21	208.59	206.02	203.50	201.01	198.59
61	66	215.38	212.60	209.56	207.16	204.47	201.85	199.26	196.72
62	67	214.27	211.40	208.56	205.76	202.99	200.25	197.57	194.93
63	68	213.18	210.25	207.32	204.42	201.56	198.74	195.94	193.20
64	69	212.17	209.15	206.16	203.17	200.21	197.29	194.41	191.56
65	70	211.21	208.11	205.03	201.98	198.93	195.91	192.94	190.01
66	71	210.33	207.15	204.00	200.86	197.75	194.65	191.58	188.55
67	72	209.51	206.28	203.05	199.83	196.64	193.48	190.31	187.19
68	73	208.76	205.47	202.18	198.89	195.62	192.36	189.14	185.93
69	74	208.06	204.71	201.37	198.02	194.67	191.34	188.03	184.76
70	75	207.41	204.00	200.60	197.20	193.79	[illegible]	186.99	183.63

Age* M	Age* F	Male 58 / Female 63	Male 59 / Female 64	Male 60 / Female 65	Male 61 / Female 66	Male 62 / Female 67	Male 63 / Female 68	Male 64 / Female 69	Male 65 / Female 70
50	55	$219.07	$217.79	$216.56	$215.38	$214.27	$213.18	$212.17	$211.21
51	56	215.55	215.19	213.86	212.60	211.40	210.25	209.15	208.11
52	57	214.09	212.62	211.21	209.86	208.56	207.32	206.16	205.03
53	58	211.67	210.10	208.59	207.16	205.76	204.42	203.17	201.98
54	59	209.29	207.62	206.02	204.47	202.99	201.56	200.21	198.93
95	60	206.97	205.19	203.50	201.85	200.25	198.74	197.29	195.91
56	61	204.70	202.83	201.01	199.26	197.57	195.94	194.41	192.94
57	62	202.49	200.50	198.59	196.72	194.93	193.20	191.56	190.01
58	63	200.33	198.24	196.20	194.24	192.33	190.50	188.76	187.10
59	64	198.24	196.03	193.89	191.80	189.80	187.85	186.02	184.26
60	65	196.20	193.89	191.62	189.44	187.31	185.26	183.32	181.47
61	66	194.24	191.80	189.44	187.13	184.91	182.75	180.71	178.73
62	67	192.33	189.80	187.31	184.91	182.56	180.31	178.14	176.08
63	68	190.50	187.85	185.28	182.75	180.31	177.92	175.66	173.46
64	69	188.76	186.02	183.32	180.71	178.14	175.66	173.27	179.96
65	70	187.10	184.26	181.47	178.73	176.08	173.46	170.98	168.56
66	71	185.57	182.61	179.71	176.88	174.09	171.41	168.79	166.28
67	72	184.11	181.07	178.06	175.13	172.25	169.43	166.73	164.09
68	73	182.74	179.61	176.53	173.47	170.50	167.59	164.76	162.05
69	74	181.48	178.25	175.07	171.94	168.85	165.84	162.93	160.09
70	75	180.30	176.98	173.70	170.48	167.32	164.20	161.20	158.28

Premiums for ages not shown in the table will be calculated by Southwestern on the same basis as those shown and may be obtained from Southwestern.

The premiums shown in this table are based on the Group Annuity Table for 1951 for Male Lives, projected to 1962 by Projection Scale C and with interest at the rate of 3 1/2% per annum.

*IF A FIXED ANNUITY IS ELECTED, THE AGES OF THE PARTICIPANT AND OF THE BENEFICIARY WILL BE AGE NEAREST BIRTHDAY.

*IF A VARIABLE ANNUITY IS ELECTED, THE AGES OF THE PARTICIPANT AND OF THE BENEFICIARY WILL BE AGE NEAREST BIRTHDAY ADJUSTED IN THE FOLLOWING MANNER:

Calendar Year of Birth	Before 1900	1900-1919	1920-1939	1940-1959	1960-1979
Adjusted Age is Actual Age	Plus 1	Plus 0	Minus 1	Minus 2	Minus 3

OPTION 1 FOR BENEFICIARY

Monthly Income Provided by $1,000 of Death Benefit for Fixed Period of Years

NUMBER OF YEARS PAYABLE	AMOUNT OF MONTHLY PAYMENT	NUMBER OF YEARS PAYABLE	AMOUNT OF MONTHLY PAYMENT
1	$84.47	26	$ 4.59
2	42.86	27	4.47
3	28.99	28	4.37
4	22.06	29	4.27
5	17.91	30	4.18
6	15.14	31	4.10
7	13.16	32	4.02
8	11.68	33	3.95
9	10.53	34	3.88
10	9.61	35	3.82
11	8.86	36	3.76
12	8.24	37	3.70
13	7.71	38	3.65
14	7.26	39	3.60
15	6.87	40	3.55
16	6.53	41	3.50
17	6.23	42	3.46
18	5.96	43	3.42
19	5.73	44	3.38
20	5.51	45	3.34
21	5.32	46	3.31
22	5.15	47	3.28
23	4.99	48	3.25
24	4.84	49	3.22
25	4.71	50	3.19

GRVA-15
A-5263

Page 15

APPLICATION FOR AND ACCEPTANCE OF GROUP VARIABLE ANNUITY CONTRACT

The undersigned hereby applies to Southwestern Life Insurance Company, Dallas, Texas, for a Group Variable Annuity Contract in the form, and containing the provisions, of the contract attached hereto and identified as Group Variable Annuity Contract No. GRVA-

The contract applied for and hereby accepted will together with this application constitute the entire agreement between the parties hereto.

WITNESS: ____________________

____________________ By____________________

Title____________________

Dated at____________________this____________________

day of____________________, 19_____.

GRVA-17
A-3260

THIS COPY TO REMAIN ATTACHED TO THE POLICY